EXHIBIT 99.01

                  CONSENT OF BARRETT SUTTON, DIRECTOR-DESIGNEE

         The undersigned, a designee for director of European Micro Holdings, Inc., a Nevada corporation (the "COMPANY"), hereby consents to being named as a director-designee in the Company's Registration Statement on Form S-1 relating to the Company's initial public offering of its common stock, and in the Prospectus contained therein proposed to be circulated in connection with such offering and all amendments thereto.

Executed this 14th day of January, 1998.

                                                   /S/ BARRETT SUTTON
                                                   ----------------------------
                                                   BARRETT SUTTON